Exhibit 10.2

Second Amendment to Lease Agreement

This Second Amendment to Lease Agreement (the “Amendment”) is made and entered into as of October 14, 2009, by and between LEGACY III CAMPBELL, LLC, a Delaware limited liability company (“Landlord”), and RAINMAKER SYSTEMS, INC., a Delaware corporation (“Tenant”), with reference to the following facts.

Recitals

A. Landlord, as successor-in-interest to OTR, an Ohio general partnership, as Nominee of The State Teachers Retirement Board of Ohio, and Tenant have entered into that certain Lease dated as of July 19, 2005, as amended by that certain First Amendment to Office Lease dated November 3, 2006 (hereinafter, collectively, the “Lease”) for the leasing of certain premises consisting of approximately 23,149 rentable square feet located at 900 East Hamilton Avenue, Suites 400 and 402, Campbell, California (the “Premises”), as such Premises are more fully described in the Lease.

B. Landlord and Tenant now wish to amend the Lease to provide for, among other things, the (i) extension of the Term of the Lease and (ii) reduction of the size of the Premises by approximately 6,719 rentable square feet of space (the “Reduction Premises”) which Reduction Premises is depicted on the floor plan attached hereto and made a part hereof as Exhibit A, all upon and subject to each of the terms, conditions, and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. Termination of Reduction Premises:

2.1 Landlord and Tenant hereby acknowledge and agree that the Lease with respect to the Reduction Premises shall terminate and be of no further force and effect as of 12:01 a.m. on November 1, 2009 (the “RP Commencement Date”). Effective as of the RP Commencement Date, the definition of the “Premises” shall be modified so that the Reduction Premises shall no longer be included within such definition. Notwithstanding such termination of the Lease with respect to the Reduction Premises or surrender of the Reduction Premises pursuant to Section 2.2 below, any and all obligations of Tenant under the Lease, as amended hereby, with respect to insurance and indemnity obligations in connection with the Reduction Premises are to survive any termination or surrender thereof and shall continue to survive such termination and surrender.

2.2 No later than the RP Commencement Date, Tenant shall surrender to Landlord exclusive possession of the Reduction Premises in good order, repair and condition in accordance with the provisions of this Section 2.2. In the event Tenant fails to surrender exclusive possession of the Reduction Premises to Landlord on or prior to the RP Commencement Date in such condition, the holdover provisions of Section 17 of the Lease shall apply. Landlord agrees that (i) Tenant shall only be required to surrender possession of the Reduction Premises to Landlord in broom clean condition and shall have no further restoration responsibilities, (ii) solely with respect to the Reduction Premises, agrees to waive any right to collect underpaid Operating Cost Share Rent and Tax Share Rent pursuant to Sections 2.B.(2) and 2.B.(3) of the Lease, and (iii) Tenant shall be permitted to occupy the Reduction Premises for the month of October 2009 free of Rent. In addition, Landlord agrees that Tenant shall be permitted to leave its furniture in the Reduction Premises following the RP Commencement Date, provided that (a) in no event shall Tenant be permitted to occupy, use (except that Tenant’s furniture may remain in the Reduction Premises after the RP Commencement Date, subject to the following provision) or otherwise enter the Reduction Premises after November 1, 2009 unless Tenant receives Landlord’s prior written consent, which consent Landlord may grant or withhold in its sole discretion, and (b) Tenant shall remove all of its furniture from the Reduction Premises within twenty-five (25) days of Landlord’s written request.

2.3 From and after the RP Commencement Date, all references in this Amendment and in the Lease to the term “Premises” shall mean and refer to the Premises (as reduced by the Reduction Premises pursuant to Section 2.1 above). Landlord and Tenant hereby agree that for purposes of the Lease, from and after the RP Commencement Date, the rentable square footage of the Premises shall be conclusively deemed to be 16,430 rentable square feet.

3. Term: The Term of the Lease, which is currently scheduled to expire on January 31, 2010 (the “Original Expiration Date”), shall be extended to end on January 31, 2013 (the “Revised Expiration Date”). The thirty-six (36) month period from and after the Original Expiration Date through the Revised Expiration Date shall hereinafter be referred to as the “Extended Term”.

4. Base Rent: The Schedule of the Lease is hereby modified to provide that the monthly Base Rent payable by Tenant to Landlord in accordance with the provisions of Section 2 of the Lease shall be in accordance with the following schedule:

Period	Monthly Base Rent	Annual Basic Rent
10/1/09 - 9/30/10	$18,894.50	$226,734.00
10/1/10 - 9/30/11	$19,880.30	$238,563.60
10/1/11 - 9/30/12	$20,866.10	$250,393.20
10/1/12 - 1/31/13	$21,523.30	$258,279.60

5. Condition of Premises: Tenant acknowledges and agrees that its possession of the Premises after November 1, 2009, is a continuation of Tenant’s possession of the Premises under the Lease. Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition “AS IS”, without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance. Notwithstanding the foregoing, Landlord may elect at any time after the RP Commencement Date, at Landlord’s sole cost and expense, to install a demising wall as depicted in Exhibit A attached hereto which shall separate the Reduction Premises from the Premises and in

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connection therewith perform such other related work as may be reasonably necessary or required by applicable laws, rules and regulations so as to separate the lighting, HVAC, and fire life safety systems in the Premises from the Reduction Premises (collectively, the “Demising Work”) provided that Landlord will give Tenant five (5) business days advance notice before beginning the Demising Work. Tenant acknowledges and agrees that the Demising Work will be installed and constructed by Landlord in the Premises during the period of Tenant’s occupancy of the Premises; however the completion of such Demising Work therein shall not affect Tenant’s obligation to pay Rent and to perform all of Tenant’s covenants and obligations under the Lease. Tenant hereby expressly (i) agrees that Tenant shall have no right or claim to any abatement, offset or other deduction of the amount of Rent payable by Tenant for the Premises due to the installation and construction of any of the Demising Work, (ii) grants Landlord access to any and all of the Premises to perform the Demising Work, (iii) waives any rights or claims Tenant may have at law or in equity with respect to any interference with Tenant’s conduct of its operations in and about the Premises during the pendency of the work associated with the Demising Work, and (iv) agrees not to interfere, and not to allow any of Tenant’s Representatives to interfere, with Landlord and its contractors, representatives and consultants in the performance of the Demising Work. In the performance of the Demising Work, Landlord agrees to commence and diligently pursue the same to completion and to use commercially reasonable efforts not to materially interfere, and not to allow any of its contractors and agents to materially interfere, with Tenant’s operations in and about the Premises.

6. Tenant’s Proportionate Share: As of the RP Commencement Date, the Lease shall be modified to provide that Tenant’s Proportionate Share (as defined in the Schedule of the Lease) shall be decreased to 9.09% of the Building (based on 180,718 rentable square feet in the Building) and 4.65% of the Project (based on 353,462 rentable square feet in the Project).

7. Option to Extend Term: As of the RP Commencement Date, Section 35 of the Lease shall be modified by adding the following provisions to the end of the first full paragraph of such Section:

“If Landlord and Tenant are unable to agree on the Market Rate for the Renewal Term within ten (10) days of receipt by Landlord of the Option Notice for the Renewal Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter “broker”) with at least ten (10) years’ full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Market Rate for the Renewal Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Market Rate for the Renewal Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Market Rate. In addition, if either of the first two (2) brokers fails to submit their opinion of the Market Rate within the time frames set forth below, then the single Market Rate submitted shall automatically be the initial monthly Base Rent for the Renewal Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Market Rate. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days’ written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half ( 1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Market Rates submitted by the first two brokers as the Market Rate for the Renewal Term. The determination of the Market Rate by the third broker shall be binding upon Landlord and Tenant.”

8. Expansion Right: Effective as of the RP Commencement Date, the right of first offer provisions attached to this Amendment as Addendum 1 are hereby incorporated into the Lease.

9. Security Deposit: Effective as of the date hereof, Section 22 of the Lease shall be modified to provide that the L-C shall be maintained in effect for the period from the date hereof and continuing until the date which is thirty (30) days after the Revised Expiration Date.

10. Landlord’s Address: Effective as of the date hereof, Landlord’s address in Sections 2.A. and 25 of the Lease shall be modified to read:

LEGACY III CAMPBELL, LLC

c/o Legacy Partners Commercial, Inc.

4000 E. Third Avenue, Suite 600

Foster City, California 94404

Attention: Senior Vice President, Asset Management

11. SNDA: Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant, within sixty (60) days after the parties’ execution of this Amendment, a subordination, non-disturbance and attornment agreement from the mortgagee under the existing deed of trust on the Project in the form attached hereto as Exhibit B (which agreement Tenant shall also execute and deliver to Landlord concurrently with the execution and delivery of this Amendment), but Landlord shall not be in default under this Lease nor shall Tenant have any rights or remedies against Landlord if Landlord is unable to obtain same within such 60-day period.

12. OFAC Compliance: Tenant hereby confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed

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terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, as the Term may be extended from time to time, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

13. Representations of Tenant: Tenant hereby represents and warrants to Landlord the following: (i) Tenant has not heretofore sublet the Reduction Premises nor assigned, transferred or conveyed all or any portion of its rights, title or interest in the Lease; (ii) no other person, firm or entity has any right, title or interest in the Lease; (iii) Tenant has the full right, legal power and actual authority to enter into this Amendment and to terminate its lease of the Reduction Premises without the consent of any person, firm or entity; (iv) this Amendment is legal, valid and binding upon Tenant and Landlord, enforceable in accordance with its terms; (v) Tenant has not done any of the following: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially, all of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing to its inability to pay its debts as they become due; or (f) made an offer of settlement, extension or composition to its creditors generally. In addition to the foregoing, Tenant is not contemplating taking any of the aforementioned actions during the period of time commencing on the date of this Amendment and ending on the date which is ninety-one (91) days thereafter; and (vi) there no uncured defaults on the part of Landlord and Tenant has no claim, cause of action, offset, set-off, deduction, counterclaim or other similar right against Landlord. Tenant further represents and warrants to Landlord that as of the date hereof there are no mechanic’s liens or other liens encumbering all or any portion of the Reduction Premises by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. The representations and warranties set forth in this Section 13 shall survive the termination of Tenant’s lease of the Reduction Premises and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

14. Brokers: Tenant represents and warrants that it has had no dealings with any real estate broker, agent or finder in connection with the Premises who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with this proposed lease transaction other than Stephen Gibson and Cynthia Rotwein of Colliers International (“Broker”). If Tenant has dealt with any person, real estate broker or agent with respect to this Amendment other than Broker, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, damages with respect thereto, including attorneys’ fees and costs.

15. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

16. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

17. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

18. Incorporation: Subject to Section 15 above, the terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Landlord:

LEGACY III CAMPBELL, LLC,

a Delaware limited liability company

By:	LEGACY PARTNERS COMMERCIAL, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	LEGACY PARTNERS COMMERCIAL, INC.,
General Partner

		By:	/s/ Rick Wada
Rick Wada
		Its:	Senior Vice President

BL DRE #01464134

///signatures continued on next page///

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///signatures continued from previous page///

Tenant:

RAINMAKER SYSTEMS, INC.,

a Delaware corporation

By:	/s/ Michael Silton
Name:	Michael Silton
Its:	CEO

By:	/s/ Steve Valenzuela
Name:	Steve Valenzuela
Its:	CFO

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the chairman of the board, president or vice-president and the treasurer, secretary, assistant treasurer or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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Exhibit A

Depiction of Reduction Premises

Exhibit A, Page 1

Exhibit B

Form of SNDA

RECORDED AT THE REQUEST OF

AND AFTER RECORDING RETURN TO:

PACIFIC NATIONAL BANK

Commercial Real Estate

345 California Street, 6th Floor

San Francisco, CA 94104

Attention: Shelley Espinosa

Loan No. 91492827

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY INSTRUMENT (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of                             , 200__, by and between PACIFIC NATIONAL BANK, a national banking association, having an address at 345 California Street, 6th Floor, San Francisco, California 94104, (“Lender”) and                                                                  , a                                     , having an address at                                                               (“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in a portion of those certain premises located in the County of                                 , State of California, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated                                               between                                              , as landlord, and Tenant, as tenant (the “Lease”); and

B.                                     , a                                     , is, or is about to become, the owner in fee simple of the Property and the landlord under the Lease (“Borrower”); and

C. Lender has made or is about to make a loan to Borrower, which loan is or will be evidenced or to be evidenced by a promissory note made by Borrower to the order of Lender (the “Note”) and secured or to be secured by a [Construction] Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Instrument”) granted by Borrower to or for the benefit of Lender and encumbering the Property; and

D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant hereby intentionally and unconditionally subordinates the Lease, all of the terms, covenants and provisions thereof and all rights, title, interest, remedies and options of Tenant thereunder and in and to the Property to the lien of the Security Instrument and the terms, covenants and provisions thereof, to all of Lender’s rights thereunder, including any and all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof, and to all sums secured thereby and advances made thereunder. Tenant agrees that the Security Instrument and the terms, covenants and provisions of any and all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof, and all sums secured thereby and advances made thereunder, are and shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease, all of the terms, covenants and provisions thereof and all rights, title, interest, remedies and options of Tenant thereunder and in and to the Property, all with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, so long as Tenant is not, at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights, in default of any of the terms, covenants or conditions of the Lease or this Agreement on Tenant’s part to be observed or performed (beyond any applicable notice or grace period), Tenant shall not be named as a party in such action or proceeding unless such joinder is required by law; provided, however, that in no event shall any such joinder result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised under the Lease (the “Premises”), and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease.

3. Attornment. If Lender or any other subsequent purchaser of the Property becomes the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and Tenant is not, at the time Purchaser becomes owner of the Property, in default of any of the terms, covenants or conditions of the Lease or this Agreement on Tenant’s part to be observed or performed (beyond any applicable notice or grace period), the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease; and in that event, Tenant agrees to attorn to Purchaser, and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the

Exhibit B, Page 1

observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term of the Lease with the same force and effect as if Purchaser were the landlord under the Lease; provided, however, that Purchaser shall not be:

(a) subject to any offsets, defenses, abatements or counterclaims which has accrued in favor of Tenant against any prior landlord (any such prior landlord, including Borrower and any successor landlord, being hereinafter referred to herein as a “Prior Landlord”) prior to the date upon which Purchaser becomes the owner of the Property;

(b) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

(c) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment have been expressly approved of in writing by Purchaser;

(d) bound by any agreement terminating the Lease or amending or modifying the rent, term, commencement date or any other material term of the Lease;

(e) bound by any voluntary surrender of the Premises made without Lender’s or Purchaser’s written consent given prior to the time becomes the owner of the Property;

(f) liable for the failure of any Prior Landlord to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser becomes the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions as to which Purchaser has received written notice and has had a reasonable opportunity to cure in accordance with the terms and conditions of the Lease and which (i) exist as of the date Purchaser becomes the owner of the Property, and (ii) violate Purchaser’s obligations as landlord under the Lease; or

(g) responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.

If Purchaser becomes liable pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4. Notice to Tenant. After notice is given to Tenant by Lender that Borrower is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Borrower to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Borrower under the Lease and Borrower hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Borrower on account of any such payments.

5. Notice to Lender and Right to Cure. Tenant agrees to notify Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Borrower under the Lease which would entitle Tenant to cancel or terminate the Lease or to abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Lender has received notice of the same and has failed within thirty (30) days after both Lender’s receipt of said notice and the time when Lender has become entitled under the Security Instrument (as hereinafter defined) to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Lender cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Lender and Lender obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, Lender shall have no obligation to cure any default by Borrower except as provided in Section 3 if Lender becomes the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

6. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, shall be given in one of the following manners, and shall be deemed to have been properly given (a) if hand delivered, when delivered, (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing, or (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service, addressed as follows:

If to Tenant:

Attention:
If to Lender:	Pacific National Bank
345 California Street, 6th Floor
San Francisco, California 94104
Attention: Lona Andrey, Vice President

Exhibit B, Page 2

Any party may, by notice to the others given in accordance with this Section 6, designate additional or different addresses for subsequent notices or communications. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state in which the Property is located.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of California.

9. Counterparts. This Agreement may be executed in any number of counterparts and by different signatories hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, for the same effect as if all signatories hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

10. Attorneys’ Fees. If any party hereto fails to perform any of its obligations under this Agreement, or if any dispute arises between the parties concerning the meaning or interpretation of any provision hereof, then the non-prevailing party in any proceeding in connection with such dispute shall pay the costs and expenses incurred by the prevailing party on account thereof and in enforcing or establishing its rights hereunder, including, but without limitation, court costs and reasonable attorneys’ fees and disbursements.

11. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER: PACIFIC NATIONAL BANK, a national banking association

By:
Name:
Its:

TENANT:

,
a

By:
Name:
Its:

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY INSTRUMENT (DEFINED ABOVE).

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

BORROWER:

,
a

By:
Name:
Its:

Exhibit B, Page 3

EXHIBIT A

Legal Description of the Property

Exhibit B, Page 4

STATE OF CALIFORNIA                             )

                                                                          ) ss.

COUNTY OF                                                   )

On                                                          , before me,                                                          , Notary Public, personally appeared                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEAL]	Notary Public

Exhibit B, Page 5

Addendum 1

Right of First Refusal

This Addendum 1 (“Addendum”) is incorporated as a part of that certain Second Amendment to Lease Agreement dated October __, 2009, by and between LEGACY III CAMPBELL, LLC, a Delaware limited liability company (“Landlord”), and RAINMAKER SYSTEMS, INC., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 900 East Hamilton Avenue, Suite 400, Campbell, California (the “Premises”).

1. Right of First Refusal. During the Extended Term, Tenant shall have an ongoing right of first refusal (“First Refusal Right”) to lease all, but not a portion, of the space within the Building known as Suite 402 consisting of approximately 6,719 rentable square feet that is contiguous to the Premises (the “First Refusal Space”), which may become available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the First Refusal Space shall become available for lease to Tenant upon receipt by Landlord of a bona fide proposal or bona fide letter of intent to lease all or any portion of the First Refusal Space (“Lease Proposal”).

2. Terms and Conditions. Upon receipt by Landlord of a Lease Proposal that is acceptable to Landlord, Landlord shall give Tenant written notice (the “First Refusal Notice”) that the First Refusal Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord) pursuant to the terms of Tenant’s First Refusal Right, as set forth in this Addendum. Any such Landlord’s First Refusal Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the material terms contained in the Lease Proposal upon which Landlord would lease the First Refusal Space to Tenant, including, without limitation (i) the anticipated date upon which the First Refusal Space will be available for lease by Tenant and the commencement date therefor, and (ii) the Base Rent payable for the First Refusal Space, and any other material terms of the Lease Proposal. In the event that there is less than eighteen (18) months remaining in the Lease Term, Tenant’s exercise of its First Refusal Right shall be conditioned on Tenant agreeing to extend the Term for the entire Premises to equal the term set forth in the Lease Proposal but Tenant shall not be obligated to extend the Term for more than thirty-six (36) months from the date Tenant takes occupancy of the First Refusal Space. As of the commencement of the First Refusal Space term, Landlord shall deliver to Tenant possession of the First Refusal Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Refusal Space, to perform any other construction or work of improvement upon the First Refusal Space, or to provide Tenant with any construction or refurbishment allowance, except as otherwise set forth in the Lease Proposal. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Refusal Space, Building, or Project have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees have made any representations as to the suitability or fitness of the First Refusal Space for the conduct of Tenant’s business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3. Procedure for Acceptance. On or before the date which is five (5) business days after Tenant’s receipt of Landlord’s First Refusal Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the one-time right to elect either to: (i) lease the entire First Refusal Space described in the First Refusal Notice upon the terms set forth in the First Refusal Notice; or (ii) refuse to lease such First Refusal Space identified in the First Refusal Notice. If Tenant does not respond in writing to Landlord’s First Refusal Notice by the Election Date, Tenant shall be deemed to have elected not to lease the First Refusal Space. If Tenant elects or is deemed to have elected not to lease the First Refusal Space, then Tenant’s First Refusal Right set forth in this Addendum shall terminate and Landlord shall thereafter have the right to lease all or any portion of such First Refusal Space to anyone to whom Landlord desires on any terms Landlord desires.

4. Lease of First Refusal Space. If Tenant timely exercises this First Refusal Right as set forth herein, the parties shall have ten (10) business days after Landlord receives Tenant’s Election Notice from Tenant in which to execute an amendment to the Lease adding such First Refusal Space to the Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth in Landlord’s First Refusal Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Refusal Right provided herein, if at all, with respect to all of the space refused by Landlord to Tenant in Landlord’s First Refusal Notice at any particular time, and Tenant may not elect to lease only a portion thereof.

5. Limitations on, and Conditions to, First Refusal Right. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the First Refusal Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following individual events occur or any combination thereof occur: (i) at any time Tenant is, or has been, in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease beyond all applicable notice and cure periods; and/or (ii) on the scheduled commencement date for Tenant’s lease of the First Refusal Space, Tenant is in default under this Lease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased more than twenty five percent (25%) of the rentable area of the Premises; and/or (iv) Tenant’s financial condition is unacceptable to Landlord at the time Tenant’s Election Notice is delivered to Landlord; and/or (v) Tenant has failed to exercise properly this First Refusal Right in a timely manner in strict accordance with the provisions of this Addendum; and/or (vi) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease. Tenant’s First Refusal Right to lease the First Refusal Space is personal to the original Tenant executing this Lease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant is in actual and physical possession of the entire Premises.

Addendum 1, Page 1